SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.  20549

                                      FORM 8-K/A

                                    CURRENT REPORT

      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

    Date of Report (Date of earliest event reported) March 25, 1996

                                 METALCLAD CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                               0-2000
    (State or other jurisdiction           (Commission File Number)

                               95-2368719
                  (I.R.S. Employer Identification No.)

        3737 Birch Street, Suite 300
        Newport Beach, California                   92660
    (Address of Principal Executive Office)       (Zip Code)

  Registrant s telephone number, including area code (714) 476-2772

                                 ---------------------

       Item 4.  Change in Registrant s Certifying Accountant.

       The registrant has dismissed its former principal accountants, Grant Thornton LLP, effective March 25, 1996.

       During the two most recent fiscal years of the registrant and each subsequent interim period preceding March 25, 1996 there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure of any reportable events.

       The reports of the former principal accountants on the consolidated financial statements of the registrant for the fiscal years ended May 31, 1994 and 1995 did not contain





  qualified opinions. However, their report dated September 12, 1994 on the consolidated financial statements of the registrant for the year ended May 31, 1994 did contain an explanatory paragraph regarding an uncertainty regarding a workers compensation insurance premium assessment. Also, their report dated August 31, 1995 (except for Note G, as to which the date is September 12, 1995) on the consolidated financial statements of the registrant for the year ended May 31, 1995 contained explanatory paragraphs regarding uncertainties about the company s ability to continue as a going concern and regarding the company not having been granted all necessary governmental authorizations to open and operate its hazardous waste facility in Mexico.

       The Registrant s Board of Directors has approved the decision to change accountants.

       On April 26, 1996, the Company engaged ARTHUR ANDERSEN
  L.L.P. as its principal accountant.

       Exhibits

       The following exhibit is being filed with this Current
  Report on Form 8-K/A:

       Letter dated May 6, 1996 from Grant Thornton addressed to the Securities and Exchange Commission pertaining to the statements made by the registrant in response to Item 4 above.

                                      SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 METALCLAD CORPORATION

  May 6, 1996                    By:   /s/ Anthony C. Dabbene
                                      Anthony C. Dabbene
                                      Chief Financial Officer